REVOLVING CREDIT AGREEMENT
                           --------------------------

                                      among

                             GROVE OPERATING, L.P.,
                              GROVE PROPERTY TRUST

                                       and

                                BANKBOSTON, N.A.

                                       and

                        THE OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                      with

                                BANKBOSTON, N.A.,
                                    AS AGENT

                          BANCBOSTON ROBERTSON STEPHENS
                                   AS ARRANGER

                            FIRST UNION NATIONAL BANK
                              AS SYNDICATION AGENT

                           Dated as of August 11, 1999

                                Table of Contents
                                -----------------

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION...........................1
            Section 1.1.   Definitions........................................1
            Section 1.2.   Rules of Interpretation............................1
Section 2.  THE REVOLVING CREDIT FACILITY.....................................1
            Section 2.1.   Commitment to Lend.................................1
            Section 2.2.   The Revolving Credit Notes.........................2
            Section 2.3.   Interest on Revolving Credit Loans; Fees...........2
            Section 2.4.   Requests for Revolving Credit Loans................4
            Section 2.5.   Conversion Options.................................7
            Section 2.6.   Funds for Revolving Credit Loans...................8
Section 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS...........................9
            Section 3.1.   Maturity...........................................9
            Section 3.2.   Optional Repayments of Revolving Credit Loans......10
Section 3A. LETTER OF CREDIT FACILITY.........................................10
            Section 3A.1.  Issuance of Letters of Credit Commitments..........10
                           (b)  Letter of Credit Applications.  Each..........11
                           (c)  Terms of Letters of Credit.  Each.............11
            Section 3A.2.  Reimbursement Obligation of the Borrower...........11
            Section 3A.3.  Letter of Credit Payments..........................12
            Section 3A.4.  Obligations Absolute...............................13
            Section 3A.5.  Reliance by Issuer.................................14
            Section 3A.6.  Letter of Credit Fee...............................14
Section 4.  CERTAIN GENERAL PROVISIONS........................................14
            Section 4.1.   Funds for Payments.................................14
            Section 4.2.   Computations.......................................16
            Section 4.3.   Inability to Determine LIBOR Rate..................16
            Section 4.4.   Illegality.........................................16
            Section 4.5.   Additional Costs, Etc..............................17
            Section 4.6.   Capital Adequacy...................................18
            Section 4.7.   Certificate........................................19
            Section 4.8.   Indemnity..........................................19
            Section 4.9.   Interest on Overdue Amounts........................19
Section 5.  BORROWING BASE....................................................19
            Section 5.1.   Additions and Replacements to Eligible Properties..19
            Section 5.2.   Removal from Eligible Properties...................21
            Section 5.3.   Recourse Obligations...............................21
Section 6.  REPRESENTATIONS AND WARRANTIES....................................21
Section 7.  AFFIRMATIVE COVENANTS.............................................24
Section 8.  NEGATIVE COVENANTS................................................27
Section 9.  FINANCIAL COVENANTS...............................................30
Section 10. CONDITIONS TO THE CLOSING DATE....................................31
            Section 10.1.  Loan Documents.....................................31
            Section 10.2.  Certified Copies of Organization Documents.........31

            Section 10.3.  By-Laws; Resolutions...............................32
            Section 10.4.  Incumbency Certificate; Authorized Signers.........32
            Section 10.5.  Survey and Taxes...................................32
            Section 10.6.  Title Insurance; Title Exception Documents.........33
            Section 10.7.  Leases, Service Contracts and Other Documents......33
            Section 10.8.  Estoppel Agreements................................33
            Section 10.9.  Certificates of Insurance..........................33
            Section 10.10. Hazardous Substance Assessments....................33
            Section 10.11. Opinion of Counsel Concerning Organization and
                           Loan Documents.....................................33
            Section 10.12. Structural Condition Assurances....................34
            Section 10.13. Permit Assurances; Compliance......................34
            Section 10.14. Guaranty...........................................34
            Section 10.15. Financial Analysis of Initial Eligible Properties..34
            Section 10.16. Inspection of Eligible Properties..................34
            Section 10.17. Certifications from Government Officials;
                           UCC-11 Reports.....................................34
            Section 10.18. Proceedings and Documents..........................35
            Section 10.19. Fees...............................................35
            Section 10.20. Closing Certificate................................35
Section 11.  CONDITIONS TO ALL BORROWINGS.....................................35
            Section 11.1.  Representations True; No Event of Default;
                           Compliance Certificate.............................35
            Section 11.2.  No Legal Impediment................................35
            Section 11.3.  Governmental Regulation............................36
Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.............................36
            Section 12.1.  EVENTS OF DEFAULT; ACCELERATION....................36
            Section 12.2.  Termination of Commitments.........................37
            Section 12.3.  Remedies...........................................38
            Section 12.4.  Distribution of Proceeds...........................38
Section 13.  SETOFF...........................................................39
Section 14.  ENVIRONMENTAL MATTERS............................................40
            Section  14.1. Representations and Warranties.....................40
            Section  14.2. Environmental Indemnity and Covenants..............42
Section 15.  THE AGENT........................................................43
            Section 15.1.  Authorization......................................43
            Section 15.2.  Employees and Agents...............................44
            Section 15.3.  No Liability.......................................44
            Section 15.4.  No Representations.................................44
            Section 15.5.  Payments...........................................45
            Section 15.6.  Holders of Revolving Credit Notes..................46
            Section 15.7.  Indemnity..........................................47
            Section 15.8.  Agent as Bank......................................47
            Section 15.9.  Notification of Defaults and Events of Default.....47
            Section 15.10. Duties in the Case of Enforcement..................47

            Section 15.11. Successor Agent....................................48
            Section 15.12. Notices............................................48
Section 16.  ASSIGNMENT; PARTICIPATIONS; ETC..................................48
            Section 16.1.  Conditions to Assignment by Banks..................48
            Section 16.2.  Certain Representations and Warranties;
                           Limitations; Covenants.............................49
            Section 16.3.  Register...........................................50
            Section 16.4.  New Revolving Credit Notes.........................50
            Section 16.5.  Participations.....................................51
            Section 16.6.  Pledge by Lender...................................51
            Section 16.7.  No Assignment by Borrower..........................51
            Section 16.8.  Disclosure.........................................52
Section 17.  CONSENTS, AMENDMENTS, WAIVERS, ETC...............................52
Section 18.  MISCELLANEOUS....................................................53
Section 19.  WAIVER OF JURY TRIAL.............................................54
Section 20.  PREJUDGMENT REMEDY WAIVER........................................54




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                                      -iv-




                                    EXHIBITS
                                    --------

         A       Form of Revolving Credit Note
         B       Eligible Property Conditions
         C       Form of Lease Summaries
         D       Form of Loan Request
         E       Form of Compliance Certificate
         F       Form of Closing Certificate
         G       Form of Assignment and Assumption Agreement

                     Schedules to Revolving Credit Agreement
                     ---------------------------------------

SCHEDULE 1            Banks' Commitments
SCHEDULE 2            Definitions and Rules of Interpretation
SCHEDULE 3            List of Additional Guarantors and Eligible Properties
SCHEDULE 6(b)         Capitalization; Outstanding Securities, Etc.
SCHEDULE 6(c)         Partially Owned Real Estate Holding Entities
SCHEDULE 6(p)         Subsidiaries/Joint Ventures
SCHEDULE 8(a)(vii)    Other Permitted Indebtedness

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

                    This REVOLVING CREDIT AGREEMENT is made as of the 11th day of August, 1999, by and among GROVE OPERATING, L.P., a Delaware limited partnership (the "Borrower"), GROVE PROPERTY TRUST, a Maryland corporation which is the sole general partner of the Borrower (the "Guarantor"), each having its principal place of business at 598 Asylum Avenue, Hartford, Connecticut 06105, BANKBOSTON, N.A., a national banking association having its principal place of business at One BankBoston Plaza, Providence, Rhode Island 02903, and the other lending institutions which may become parties hereto pursuant to ss.15 (individually, a "Bank" and collectively, the "Banks") and BANKBOSTON, N.A., as agent for itself and each other Bank (in such capacity, the "Agent").

         Section 1. DEFINITIONS AND RULES OF INTERPRETATION.
                    ---------------------------------------

                    Section 1.1. DEFINITIONS. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement shall have the meanings set forth for such terms in Schedule 2 hereto.


                    Section 1.2. RULES OF INTERPRETATION. Except as otherwise expressly provided herein, the rules of interpretation set forth in Schedule 2 hereto shall apply to this Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement.

         Section 2.  THE REVOLVING CREDIT FACILITY.
                     -----------------------------

                    Section 2.1. COMMITMENT TO LEND. Subject to the provisions of ss.2.4 and the other terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from each Bank from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.4 hereof, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; provided that the sum of the outstanding aggregate amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Borrowing

Base at such time. The Borrower agrees that it shall be an Event of Default if at any time the outstanding Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Borrowing Base at such time and such excess is not paid to the Agent on behalf of the Banks within thirty (30) days of the Agent's request therefor.

                    The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan made pursuant to ss.2.4 hereof shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.10 have been satisfied as of the Closing Date and that the conditions set forth in ss.11 have been satisfied on the date of such request and will be satisfied on the proposed Drawdown Date of the requested Revolving Credit Loan. No Revolving Credit Loan shall be required to be made by any Bank unless all of the conditions contained in ss.10 have been satisfied as of the Closing Date and that the conditions set forth in ss.11 have been met at the time of any request for a Revolving Credit Loan.

                    Section 2.2. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by the Revolving Credit Notes. A Revolving Credit Note shall be payable to the order of each Bank in an aggregate principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Notes, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                    Section 2.3. INTEREST ON REVOLVING CREDIT LOANS; FEES.
                                 ----------------------------------------

              (a) BASE RATE. Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto (unless earlier paid in accordance with ss.3.2) at a rate equal to the Base Rate plus the Applicable Base Rate Margin.

              (b) LIBOR RATE. Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto (unless earlier paid in accordance with ss.3.2) at a rate equal to the LIBOR Rate determined for such Interest Period plus the Applicable LIBOR Rate Margin.

              (c) INTEREST PAYMENTS. The Borrower unconditionally promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

              (d) CLOSING FEE. The Borrower agrees to pay to the Agent a closing fee as set forth in that certain letter agreement dated as of August 11, 1999 between the Agent and the Borrower.

              (e) UNUSED FEE. From and after the date hereof until the earlier of (i) the Maturity Date or (ii) the date on which the Commitments terminate, the Borrower agrees to pay to the Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, an unused fee (the "Unused Fee") in an amount equal to (a) twenty hundredths of one percent (0.20%) per annum of the Daily Unused Commitment, for each day that the aggregate outstanding principal balance of all Revolving Credit Loans is equal to or more than fifty percent (50%) of the Total Commitment and (b) twenty-five hundredths of one percent (0.25%) per annum of the Daily Unused Commitment, for each day that the aggregate outstanding principal balance of all Revolving Credit Loans is less than fifty percent (50%) of the Total Commitment, in each case calculated during each calendar quarter (or portion thereof for the first calendar quarter of the term of this Agreement and the last calendar quarter of the term of this Agreement, if either of same is not a full calendar quarter). The Unused Fee shall be payable quarterly in arrears on the fifteenth (15th) day of each January, April, July and October for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the earlier of (i) Maturity Date or (ii) any earlier date on which the Commitments shall terminate.

              (f) AGENT'S FEE. The Borrowers shall pay to the Agent an Agent's fee as set forth in that certain letter agreement dated as of August 11, 1999 between the Agent and the Borrower.

                    Section 2.4. REQUESTS FOR REVOLVING CREDIT LOANS. The following provisions shall apply to each request by the Borrower for a Revolving Credit Loan:

                (a) The Borrower  shall  submit a Completed  Loan Request to the
            Agent. The Agent shall promptly deliver a duplicate copy of such Completed Loan Request to each Bank which is then a party to this Agreement at the time such loan request is made. Except as otherwise provided herein, each Completed Loan Request shall be in a minimum amount of (i) $250,000 if such Loan Request does not involve an Acquisition Property or a New Eligible Property or (ii) $500,000 if such Loan Request involves an Acquisition Property or a New Eligible Property. Each Completed Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loans requested from the Banks on the proposed Drawdown Date, unless such Completed Loan Request is withdrawn (x) in the case of a request for a LIBOR Rate Loan, at least five (5) Business Days prior to the proposed Drawdown Date for such Revolving Credit Loan, and (y) in the case of a request for a Base Rate Loan, at least two (2) Business Days prior to the proposed Drawdown Date for such Revolving Credit Loan.

                (b) Each Completed Loan Request shall be delivered by the Borrower to the Agent by 10:00 a.m. on any Business Day, and

                              (i) in the case of a loan  request  that  does not
                    involve an Acquisition Property or a New Eligible Property, such Completed Loan Request shall be provided at least one
                    (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan, and at least two (2) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan; and

                              (ii) in the  case of a loan  request  involving  a
                    proposed Acquisition Property or Properties, a good faith estimate of such loan request shall be provided at least fifteen (15) Business Days prior to the proposed Drawdown Date, with a Completed Loan Request to be provided at least five (5) Business Days prior to the proposed Drawdown Date; and

                              (iii) in the case of a loan  request  involving  a
                    proposed New Eligible Property, a good faith estimate of such loan request shall be provided at least thirty

                    (30) days prior to the proposed Drawdown Date, with a Completed Loan Request to be provided at least five (5) Business Days prior to the proposed Drawdown Date.

                (c) Each Completed Loan Request shall include:

                              (A) in the case of a loan  request  that  does not
                    involve an Acquisition Property or a New Eligible Property, a completed writing in the form of Exhibit D hereto specifying: (1) the principal amount of the Revolving Credit Loan requested, (2) the proposed Drawdown Date of such Revolving Credit Loan, (3) the Interest Period applicable to such Revolving Credit Loan, (4) the Type of such Revolving Credit Loan being requested and (5) the purpose for which such funds will be used (a "Completed Exhibit D"); and

                              (B) in the  case  of a loan  request  involving  a
                    proposed Acquisition Property, (x) a Completed Exhibit D, and (y) evidence that the proposed Acquisition Property meets the following conditions (collectively, the "Acquisition Conditions"):

                                        (1) the  proposed  Acquisition  Property
                              when aggregated with the other Real Estate Assets would not violate the covenants contained in ss.7(e); and

                                        (2) the  proposed  Acquisition  Property
                              does not have unperformed or unpaid remediation costs that are not budgeted and part of a remediation plan with costs estimates approved by the Agent. The Completed Loan Request shall include evidence that the Borrower has performed a hazardous waste due diligence review of the proposed Acquisition Property, and have attached to it a copy of an environmental site assessment report obtained by the Borrower in connection with the proposed acquisition which contains sufficient information to permit the above determination regarding potential remediation costs or other environmental liabilities to be made. Such environmental site assessments shall be satisfactory to the Agent in all respects and shall be submitted to the Agent at least ten (10) Business Days prior to the proposed Drawdown Date; and

                              (C) in the case of a loan  request  involving  the
                    addition of a proposed New Eligible Property, (v) a Completed Exhibit D, (w) evidence that the proposed New Eligible Property meets the Acquisition Conditions, (x) all of the documents and other information relating to the proposed New Eligible Property required by the Eligible Property Conditions, (y) evidence that the proposed New Eligible Property does not have unperformed or unpaid remediation costs that are not budgeted and part of a remediation plan with costs estimates approved by the Agent, and (z) evidence that the proposed New Eligible Property when aggregated with the other Eligible Properties would not violate the covenants contained in ss.7(e).

                (d) No Bank shall be obligated to fund any Revolving Credit Loan unless:

                              (i) a  Completed  Loan  Request  has  been  timely
                    received by the Agent as provided in  subsection  (b) above;
                    and

                              (ii) both  before and after  giving  effect to the
                    Revolving Credit Loan to be made pursuant to the Completed Loan Request, all of the conditions contained in ss.10 shall have been satisfied as of the Closing Date and all of the conditions set forth in ss.11 shall have been met, including, without limitation, the condition under ss.11.1 that there be no Default or Event of Default under this Agreement; and

                              (iii) the Agent shall have  received a certificate
                    in the form of Exhibit E-1 hereto signed by the chief financial officer of the Borrower (in his capacity as such and not in his individual capacity) (copies of which shall be delivered by the Agent promptly to the Banks) setting forth computations evidencing compliance with the covenants contained in ss.9 on a pro forma basis after giving effect to such requested Revolving Credit Loan, and certifying that to the best knowledge of such officer after due inquiry, both before and after giving effect to such requested Revolving Credit Loan, no Default or

                    Event of Default exists or will exist under this Agreement or any other Loan Document; and

                              (iv) in the case of a loan  request not  involving
                    an Acquisition Property or a New Eligible Property, the proceeds of the Revolving Credit Loan are to be used for the purposes and meet the conditions set forth in the Completed Loan Request; and

                              (v) in the  case  of a loan  request  involving  a
                    proposed Acquisition Property, the Acquisition Conditions have been met; and

                              (vi) in the case of a loan request  involving  the
                    acquisition of an Acquisition Property and its proposed inclusion as a New Eligible Property, the Eligible Property Conditions and the Acquisition Conditions have been met.

                    Section 2.5. CONVERSION OPTIONS.
                                 ------------------

                (a) The  Borrower  may elect  from time to time to  convert  any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, such conversion shall take place automatically at the end of the applicable Interest Period unless the Borrower provides notice to the Agent of its request to continue such Revolving Credit Loan as a LIBOR Rate Loan as provided in ss.2.5(b) and ss.2.5(a)(ii); (ii) subject to the further proviso at the end of this ss.2.5(a) and subject to ss.2.5(b) and 2.5(d), with respect to any conversion of a Base Rate Loan to a LIBOR Rate Loan (or a continuation of a LIBOR Rate Loan, as provided in ss.2.5(b)), the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election, which such notice must be received by the Agent by 10:00 a.m. on any Business Day; and (iii) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. The Agent shall provide each Bank with a copy of such notice promptly after its receipt thereof. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein, provided that each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be for an amount equal to $250,000 or an integral multiple of $50,000 in excess thereof and shall be irrevocable by the Borrower.

                (b) Any  Revolving  Credit Loan of any Type may be  continued as such upon the expiration of the Interest Period with respect thereto
            (i) in the case of Base Rate Loans, automatically and (ii) in the case of LIBOR Rate Loans by compliance by the Borrower with the notice provisions contained in ss.2.5(a)(ii); provided that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.5(b) is scheduled to occur.

                (c) In the event that the Borrower  does not notify the Agent of its election hereunder with respect to any Revolving Credit Loan, such Revolving Credit Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

                (d) The  Borrower  may not  request  or elect a LIBOR  Rate Loan pursuant to ss.2.4, elect to convert a Base Rate Loan to a LIBOR Loan pursuant to ss.2.5(a) or elect to continue a LIBOR Rate Loan pursuant to ss.2.5(b) if, after giving effect thereto, there would be greater than five (5) LIBOR Rate Loans then outstanding. Any Revolving Credit Loan Request for a LIBOR Rate Loan that would create greater than five (5) LIBOR Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

                    Section 2.6. FUNDS FOR REVOLVING CREDIT LOANS.
                                 --------------------------------

                (a) Subject to the other provisions of this ss.2, not later than
            11:00 a.m. on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such
            Bank's Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Bank of such amount, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loan made available to the Agent by the Banks; all such funds received by the Agent by 11:00 a.m. on any Business Day will be made available to the Borrower not later than 2:00 p.m. on the same Business Day. Funds received after such time will be made available by not later than 11:00 a.m. on the next Business Day. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment

            Percentage of the requested Revolving Credit Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Revolving Credit Loan but in no event shall the Agent (in its capacity as Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its Commitment Percentage of the requested Revolving Credit Loan or to increase its Commitment Percentage on account of such failure or otherwise.

                (b) The Agent may,  unless  notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of
            (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, multiplied by (ii) the amount of such Bank's Commitment
            Percentage of such Revolving Credit Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loan shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank.

         Section 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.
                     ---------------------------------------

                    Section 3.1. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all unpaid principal of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, the unpaid balance of any fees accrued through such date, and any and all other unpaid amounts due under this Agreement, the Revolving Credit Notes or any other of the Loan Documents.

                    Section 3.2. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, in whole or in part, at any time without penalty or premium; provided that the outstanding amount of any LIBOR Rate Loans may not be prepaid unless the Borrower pays all amounts due and payable under ss.4.8 hereof for each LIBOR Rate Loan so prepaid at the time of such prepayment. The Borrower shall give the Agent, no later than 10:00 a.m., at least five (5) Business Days prior written notice of any prepayment pursuant to this ss.3.2 of any Revolving Credit Loans, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. The Agent shall provide each Bank with a copy of such notice promptly after its receipt thereof. Each such partial prepayment of the Revolving Credit Loans shall be a minimum of $100,000, or, if less, the outstanding balance of the Revolving Credit Loans then being repaid, shall be accompanied by the payment of all charges outstanding on all Revolving Credit Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans, at the Agent's option.

         Section 3A.  LETTER OF CREDIT FACILITY.

                    Section 3A.1. ISSUANCE OF LETTERS OF CREDIT COMMITMENTS.

                (a) Agent's  Discretion to Issue  Letters of Credit.  Subject to
            the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.3A.1(c) and upon the representations and warranties of the Borrower contained herein, may in its sole discretion, in its capacity as a Bank, issue, extend and renew for the account of the Borrower one or more letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base.

                (b) Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                (c) Terms of Letters of Credit.  Each  Letter of Credit  issued, extended or renewed hereunder shall, among other things (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                (d) Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.3A.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                (e) Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under ss.3A.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3A.2.

                    Section 3A.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder:

                (a) except as otherwise  expressly  provided in  ss.3A.2(b)  and
            (c), on each date that any draft presented under the Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit;

                (b) upon any reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations; and

                (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.12 of the Credit Agreement, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

            Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.3A.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.4.9 for overdue principal on the Revolving Credit Loans.

                    Section 3A.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in ss.3A.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Rhode Island time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

                    Section 3A.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this ss.3A shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.3A.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

                    Section 3A.5. RELIANCE BY ISSUER. To the extent not inconsistent with ss.3A.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

                    Section 3A.6. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Agent in an amount equal to two percent (2.00%) per annum (or such other amount mutually acceptable to the Borrower, the Agent and the Banks) of the face amount of the Letter of Credit, of which an amount equal to one-quarter of one percent (0.25%) per annum of the face amount of the Letter of Credit shall be for the account of the Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         Section 4.  CERTAIN GENERAL PROVISIONS.
                     --------------------------

                    Section 4.1. FUNDS FOR PAYMENTS.

                (a) All payments of  principal,  interest,  fees,  and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks or (as the case may be) the Agent, at the Agent's Head Office, in each case in Dollars and in immediately available funds.

                (b) All payments by the Borrower  hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks to receive the same net amount which the Banks would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Agent shall provide each Bank with a copy of such notice promptly after its receipt thereof.

                (c) The Agent and the Banks  acknowledge  that the Borrower will establish a demand deposit account with the Agent and intends to deposit into such account on a monthly basis an amount not less than the amount of interest due and payable during such month. Without limiting anything set forth herein, the Agent shall be entitled to charge such account of the Borrower with the Bank for any sum due and payable by the Borrower hereunder or under any of the other Loan Documents. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if, on any date that a payment is due to the Agent or the Banks under the Loan Documents, there are sufficient funds in such account to make such payment and there is no legal impediment of any kind to Agent's effecting such payment by debiting such account, then Borrower shall have no obligation to make such payment (other than by way of Agent's debiting such account in accordance with the above provisions of this paragraph
            (c)) and no late charge or default rate interest shall accrue, and no Event of Default shall result, from

            Borrower's failure to make such payment while such sufficient funds remain in such account to make such payment.

                    Section 4.2. COMPUTATIONS. All computations of interest on the Revolving Credit Loans and of commitment or other similar fees (if any) to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Record from time to time shall constitute prima facie evidence of the principal amount thereof.

                    Section 4.3. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period (and the rate of interest applicable to all indebtedness due and owing to the Agent by any Person to the extent that the principal amount of such indebtedness was intended to bear interest at the LIBOR Rate), the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower and the Banks. In such event (a) any Completed Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

                    Section 4.4. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank's Commitment Percentage of a LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law, all until such time as it is no longer unlawful for such Bank to make or maintain LIBOR Rate Loans. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for any out-of-pocket costs incurred by such Bank in making any conversion required by this ss.4.4 prior to the last day of an Interest Period with respect to a LIBOR Rate Loan, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

                    Section 4.5. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law, but if not having the force of law, then generally applied by the Banks with respect to similar loans), shall:

                (a) subject any Bank to any tax,  levy,  impost,  duty,  charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank), or

                (b) materially  change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to the Agent or any Bank under this Agreement or the other Loan Documents, or

                (c) impose or increase or render  applicable  (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

                (d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Revolving Credit Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part;

            and the result of any of the foregoing is

                              (i) to  increase  the cost to such Bank of making,
                    funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans, any Letter of Credit or such Bank's Commitment, or

                              (ii) to reduce the amount of  principal,  interest
                    or other amount payable to such Bank hereunder on account of such Bank's Commitment or any of the Revolving Credit Loans or any Letter of Credit, or

                              (iii) to require  such Bank to make any payment or
                    to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as such Bank shall determine in good faith to be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum, provided that such Bank is generally imposing similar charges on its other similarly situated borrowers.

                    Section 4.6. CAPITAL ADEQUACY. If any future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law, but if not having the force of law, then generally applied by the Banks with respect to similar loans) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of Revolving Credit Loans made or deemed to be made pursuant hereto, then such Bank or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Bank or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Bank in light of these circumstances for its increased costs of maintaining such capital. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis, and will not charge the Borrower unless it is generally imposing a similar charge on its other similarly situated borrowers.

                    Section 4.7. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

                    Section 4.8. INDEMNITY. In addition to the other provisions of this Agreement regarding such matters, the Borrower agrees to indemnify the Agent and each Bank and to hold the Agent and each Bank harmless from and against any loss, cost or expense (but excluding any loss of anticipated profits) that the Agent or such Bank may sustain or incur as a consequence of
(a) the failure by the Borrower to pay any principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) the failure by the Borrower to make a borrowing or conversion after the Borrower has given a Completed Loan Request for a LIBOR Rate Loan or a Conversion Request for a LIBOR Rate Loan, and (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Agent or a Bank to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loans.

                    Section 4.9. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of principal (other than principal due on the Maturity Date) and/or interest charges on the Revolving Credit Loans which is not paid within ten (10) days of the date when due.

         Section 5.  BORROWING BASE.
                     --------------

                    Section  5.1.   ADDITIONS  AND   REPLACEMENTS   TO  ELIGIBLE
PROPERTIES. From time to time during the term of the Revolving

Credit Loans, due to the fact that the Borrower may wish to enter into financial transactions involving certain Eligible Properties, or for other reasons, the Borrower may request in writing to the Banks to replace or add to the Eligible Properties to be used in calculating the Borrowing Base. Any such request for replacement or addition may be approved by the Agent, which approval may be given or withheld by the Agent in its sole discretion, as hereinafter provided. The Agent shall approve or deny such request in writing within thirty (30) days of receipt, provided that the Agent has received, at the time such request is made, all of the information regarding the Real Estate Asset proposed to be added to the Eligible Properties to be used in calculating the Borrowing Base required by the Eligible Property Conditions. Any property so approved by the Agent as a replacement of or addition to the Eligible Properties (a "New Eligible Property") shall thereafter be included in computing the Borrowing
Base. The Borrower shall reimburse the Agent for its reasonable costs and expenses (including reasonable attorneys' fees and expenses of the Agent's counsel) in evaluating the proposed New Eligible Property. Without in any way limiting the absolute discretion of the Agent to approve or deny any request to include a property as a New Eligible Property, before a property shall become a New Eligible Property, the Borrower shall have, in any case, satisfied each of the following conditions (the "Additional Eligible Property Conditions"):

                (a) The Acquisition Conditions have been met with respect to the
            Property (whether or not the proposed New Eligible Property is then owned by the Borrower or an Additional Guarantor or is a proposed Acquisition Property);

                (b) The  Borrower or an  Additional  Guarantor  (as  applicable)
            shall satisfy, with respect to the proposed New Eligible Property, to the satisfaction of the Agent (in its sole discretion), each of the Eligible Property Conditions with respect to each New Eligible Property;

                (c) No  Default  or Event of  Default  shall  exist  under  this
            Agreement or any other Loan Document at the time of any acceptance of a New Eligible Property, unless such Default or Event of Default would be cured thereby and the Borrower shall have delivered a compliance certificate in the form of Exhibit E-2 to the Agent (with copies for each Bank) to such effect;

                (d) The New Eligible  Property shall be 100% owned in fee simple by the Borrower or an Additional Guarantor (as applicable) and the title thereof shall be unencumbered by any mortgage, deed of trust, security agreement or other lien (whether voluntary or involuntary) except for liens permitted by Section 8(b)(v) hereof; and

                (e) The Agent shall,  in its sole  discretion,  have approved in writing the addition of the property as a New Eligible Property for inclusion in the Borrowing Base.

                    Section 5.2. REMOVAL FROM ELIGIBLE PROPERTIES. From time to time during the term of the Revolving Credit Loans, due to the fact that the Borrower may wish to enter into financial transactions involving certain Eligible Properties, or for other reasons, the Borrower may request in writing that the Banks allow the Borrower to remove an Eligible Property from being used in calculating the Borrowing Base. The Agent shall approve or deny such request in writing within thirty (30) days of receipt. If within such thirty-day period the Agent does not approve or deny the removal and if all of the conditions set forth in clauses (i) and (ii) below have been and remain satisfied, then such removal shall be deemed approved. The Borrower shall reimburse the Agent for its reasonable costs and expenses (including reasonable attorneys' fees and expenses of the Agent's counsel) in evaluating the proposed removal. The Agent shall approve the removal so long as: (i) the Borrower demonstrates to the Agent that any such removal shall in no way affect any of the Borrower's representations, warranties, or covenants hereunder, including, but not limited to, the Borrower's covenants regarding the Borrowing Base, and (ii) no Default or Event of Default shall have occurred and be continuing hereunder.

                    Section 5.3. RECOURSE OBLIGATIONS. Notwithstanding the foregoing, the Obligations are full recourse obligations of the Borrower, the Guarantor and the Additional Guarantors and all of their respective assets and properties shall be available for the payment in full in cash and performance of the Obligations.

         Section 6. REPRESENTATIONS AND WARRANTIES. The Borrower and the Guarantor represent and warrant to the Agent and the Banks on the date hereof, on the date of any Revolving Loan Request, and on each Drawdown Date of any Revolving Credit Loan that: (a) each of the Borrower, the Guarantor and each Additional Guarantor is duly formed or organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is required to be so qualified, and the execution, delivery and performance by each of the Borrower, the Guarantor and each Additional Guarantor of the Loan Documents (i) are within its trust, partnership, limited liability company or corporate authority,
(ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents; (b) the outstanding equity of the Borrower on the date hereof is comprised of a general partner interest and limited partner interests, all of which have been duly issued and are outstanding and fully paid and, with respect to limited partner interests, nonassessable, all as set forth in Schedule 6(b) hereto; (c) each of the direct or indirect interests of the Borrower in any Partially-Owned Real Estate Holding Entity is set forth on Schedule 6(c) hereto (as updated from time to time in accordance with the terms hereof), including the type of entity in which the interest is held, the percentage interest owned by the Borrower in such entity, the capacity in which the Borrower holds the interest, and the Borrower's ownership interest therein; provided, that the Borrower agrees to update (at the end of each calendar quarter) such Schedule 6(c) in connection with any additional Investment in any Partially-Owned Real Estate Holding Entity after the date hereof that is permitted by the terms hereof; (d) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower, the Guarantor or the Additional Guarantors, as the case may be, enforceable in accordance with its terms; (e) each of the Borrower, the Guarantor and each Additional Guarantor has good and marketable title to all Eligible Properties and other material properties, subject only to Permitted Liens and possesses or has the legal right to use all assets, including intellectual properties, franchises and Consents adequate for the conduct of its business as now conducted, without known conflict with any rights of others; (f) the Borrower has provided to the Agent and the Banks its unaudited pro forma Financials as of December 31, 1998 and for the period then ended, and such pro forma Financials are complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied; (g) since December 31, 1998, there has been no materially adverse change of any kind in the Borrower which would have a Materially Adverse Effect; (h) the Guarantor has provided to the Agent and the Banks (i) the pro forma condensed consolidated balance sheet of the Guarantor and its Subsidiaries (including, without limitation, the Borrower) as of December 31, 1998 and their related consolidated statements of operations for the fiscal year ended December 31, 1998 and (ii) the SEC Filings which contain a summary of information relating to the Real Estate Assets and such information is true and correct in all material respects; (i) since December 31, 1998, there has been no materially adverse change of any kind in the Guarantor which would have a Materially Adverse Effect; (j) each Additional Guarantor has delivered to the Agent and the Banks its unaudited operating statements as at December 31, 1998 and for the period then ended and such operating statements are complete and correct in all material respects; (k) since December 31, 1998, there has been no materially adverse change of any kind in any Additional Guarantor which would have a Materially Adverse Effect; (l) there are no legal or other proceedings or investigations pending or, to the best knowledge of the Borrower, the Guarantor or any Additional Guarantor, threatened against the Borrower, the Guarantor or such Additional Guarantor before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect; (m) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower, the Guarantor and each Additional Guarantor, including borrowing under this Agreement (i) to the best knowledge of the Borrower and the Guarantor after due inquiry, do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, (B) any Charter Document, trust minute or resolution, or (C) in any material respect, instrument, agreement or provision thereof, in each case binding on the Borrower, the Guarantor or any Additional Guarantor or affecting any property of the Borrower, the Guarantor or any Additional Guarantor; (n) neither the Guarantor, the Borrower nor any Additional Guarantor is in violation of (A) any Charter Document, trust minute or resolution, (B) any instrument or agreement, in each case binding on it or affecting its property, or (C) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; (o) none of the Eligible Properties shall be subject to or encumbered by any mortgage, deed of trust, security agreement, lien or encumbrance of any kind, except for Permitted Liens; (p) except as set forth on Schedule 6(p) attached hereto and other Investments expressly permitted by the terms hereof, neither the Guarantor nor the Borrower has any Subsidiaries and is not a party to any partnership or joint venture; (q) the Guarantor qualifies and has not taken any action that would prevent it from qualifying as a REIT pursuant to ss.856-860 of the Code and the related regulations for its tax year ended December 31, 1998 and all subsequent years during the term of the Revolving Credit Loans; (r) the Borrower has provided the Agent on behalf of the Banks with Lease Summaries and information packages regarding each of the Eligible Properties, and such information packages fairly represent the position of each of the Eligible Properties on the date hereof or as of the date of delivery thereof (if applicable); (s) neither the Borrower, the Guarantor or any of their respective Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940; and (t) no security of the Guarantor traded on a National Securities Exchange has been suspended from trading or de-listed, except that the securities of the Guarantor may have been suspended from trading for brief periods of time due to various public offerings of the securities of the Guarantor.

         Section 7. AFFIRMATIVE COVENANTS. The Borrower and the Guarantor jointly and severally agree that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower and the Guarantor will comply with their respective obligations as set forth throughout this Agreement and will, and will cause each of their respective Subsidiaries to:

                (a) furnish the Agent on behalf of the Banks: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, the Guarantor's audited Financials for such fiscal year, certified by the Guarantor's accountants; (ii) within ninety (90) days after the close of each fiscal year (or contemporaneously with the filing thereof with the SEC), the Form 10-K (or with respect to the 1998 fiscal year of the Guarantor, the Form 10-K) filed by the Guarantor with the SEC with respect to such fiscal year; (iii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Guarantor, the Guarantor's unaudited financials with respect to such fiscal quarter; (iv) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Guarantor the Form 10-Q statement (or with respect to the 1998 fiscal year of the Guarantor, the Form 10-QSB statement) filed by the Guarantor with the SEC with respect to such fiscal quarter, (v) together with the quarterly unaudited and annual audited Financials, a certificate of the Borrower and the Guarantor (in substantially the form attached to Exhibit E-3 hereto) setting forth computations demonstrating compliance with the Borrower's and the Guarantor's financial covenants set forth in ss.9 hereof, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower or the Guarantor with respect thereto; (vi) contemporaneously with the filing, mailing or issuances thereof, copies of all material of a financial nature filed with the SEC or sent to the owners/stockholders or partners of the Guarantor or the Borrower and copies of all press and news releases made by the Borrower, the Guarantor or any Additional Guarantor; (vii) promptly after its receipt thereof, annual financial information regarding commercial tenants in the Eligible Properties as applicable and available and (viii) if a Default or an Event of Default or a materially adverse change in any of the Eligible Properties shall have occurred, Appraisals (or updates thereof if required) of the Eligible Properties within thirty (30) days after the request of the Agent therefor; (ix) from time to time, upon the request of the Agent or the Bank, operating statements for all Eligible Properties, in form and substance reasonably satisfactory to the Agent or Banks, as applicable; (x) evidence as may be required by the Agent or the Banks with regard to the Guarantor's compliance with its status as a REIT, in form and substance reasonably satisfactory to the Agent or Banks, as applicable; (xi) from time to time, upon request of the Agent or the Banks, such other financial data and information about the Borrower, the Guarantor, the Additional Guarantors, their respective Subsidiaries, the Real Estate Assets and as the Agent may reasonably request, and which is prepared by such Person in the normal course of its business or is required for securities and tax law compliance, including without limitation, pro forma financial statements, complete rent rolls and summary rent rolls, existing governmental reports, surveys, title insurance policies and insurance certificates with respect to the Real Estate Assets.

                (b) keep true and accurate  books of account in accordance  with
            GAAP and to permit the Agent or any Bank or its designated representatives during normal business hours and upon reasonable prior notice (unless, in each case, a Default or Event of Default has occurred whereupon no such notice shall be required) to inspect the Borrower's or the Guarantor's premises and to examine and be advised as to such or other business records upon the request of the Agent or such Bank;

                (c) maintain in good operating condition its business and assets, to keep its business and assets adequately insured, to maintain its chief executive office in the United States, to continue to engage in the same lines of business, and to comply with all Requirements of Law, including ERISA and Environmental Laws;

                (d) notify the Agent on behalf of the Banks  promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of name or address, (iv) any threatened or pending litigation or similar proceeding affecting the Borrower, the Guarantor or any Additional Guarantor or any of the Eligible
            Properties which could have a Materially Adverse Effect or any material change in any such litigation or proceeding previously reported and (v) claims against any assets or properties of the

            Borrower or the Guarantor which could have a Materially Adverse Effect;

                (e) use the  proceeds of the  Revolving  Credit  Loans solely to finance acquisitions by the Borrower or Subsidiaries of the Borrower of Real Estate Assets and to pay reasonable and customary costs associated with such acquisitions in accordance with the terms hereof and for the repair and improvement of presently owned Real Estate Assets and such acquired Real Estate Assets, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; provided, that, notwithstanding the foregoing, the Borrower may use the outstanding principal amount of the Revolving Credit Loans for general working capital purposes of the Borrower;

                (f) cooperate with the Agent and the Banks, take such action, execute such documents, and provide such information as the Agent and the Banks may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents;

                (g) do or cause to be done all things  necessary (i) to preserve and keep in full force and effect the existence of the Guarantor as a Maryland real estate investment trust and its election to be taxed as a REIT under the provisions of Sections 856-860 of the Code, or such other laws as may be applicable in order to maintain the current material characteristics of the Guarantor as an investment vehicle and tax entity, and (ii) to preserve and keep in full force and effect the listing of the Guarantor on a National Securities Exchange, (iii) to cause the Guarantor to continue to operate as a fully-integrated, self-administered and self-managed REIT, which, together with its Subsidiaries owns and operates an improved property portfolio comprised primarily of apartment and retail properties, (iv) to cause the Guarantor not to engage in any business other than the business of acting as a REIT and serving as the general partner and limited partner of the Borrower and as a member, partner or stockholder of other Persons, (v) to cause the Guarantor to conduct all or substantially all of its business operations through the Borrower or through subsidiary partnerships or other entities in which (x) the Borrower or the Guarantor directly or indirectly owns or controls as least 51% of the voting interests as well being entitled to at least 51% of the profits and losses distributions and (y) the Borrower or the Guarantor directly or indirectly (through wholly-owned Subsidiaries) acts as sole general partner or managing member;

                (h) maintain at least one operating  account of the Borrower and the Guarantor with the Agent;

                (i) take all  steps  reasonably  necessary  to cause any and all payments due to any third party under any management fee agreements with respect to the Eligible Properties to be subordinated in full in writing to the prior payment of the Revolving Credit Loans during the continuance of a Default or an Event of Default, each on terms and conditions reasonably satisfactory the Agent in all respects; and

                (j) notify the Agent on behalf of the Banks  prior to any single transaction or series of transactions for the sale of, the granting of a Lien (as security for any borrowed money) on, or the transfer of any property or partnership or other ownership interest (other than any sale or transfer to the Guarantor or a consolidated subsidiary of the Borrower or the redemption of operating partnership units by the Borrower) and furnish to the Agent on behalf of the Banks prior thereto a certificate of the Borrower and the Guarantor (in substantially the form attached as Exhibit E-3 hereto) setting forth computations demonstrating compliance with the Borrower's and the Guarantor's financial covenants set forth in ss.9 hereof, and certifying that no Default or Event of Default has occurred or will occur, all after giving effect to the proposed transaction or transactions.

         Section 8. NEGATIVE COVENANTS. The Borrower and the Guarantor jointly and severally agree that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower and the Guarantor will not, and will not permit any of their respective Subsidiaries to,:

                (a) create, incur or assume any Indebtedness other than (i) Indebtedness to the Agent and the Banks arising under the Loan Documents, (ii) Indebtedness in respect of the acquisition of personal property which does not exceed $500,000 in aggregate amount for the Borrower, the Guarantor and their respective Subsidiaries,
            (iii) current liabilities not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings; (v) Indebtedness of the Borrower or any of its Subsidiaries, the payment of which is without recourse to the Borrower or such Subsidiary, incurred in connection with the acquisition of Real Estate Assets (other than the Eligible Properties) or the financing or refinancing of any permitted Indebtedness secured by liens on such Real Estate Assets; (vi) Recourse Indebtedness permitted under Section 9(g) hereof; and (vii) Indebtedness not included above and listed on Schedule 8(a)(vii) hereto;

                (b) create or incur any Liens on any  property  or assets of the
            Borrower, the Guarantor or any of their respective Subsidiaries except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in personal property securing purchase money Indebtedness permitted by Section 8(a)(ii), covering only the personal property so acquired; (vii) mortgage liens on, pledges of and security interests in (A) the Real Estate Assets other than the Eligible Properties acquired with Indebtedness permitted by Section 8(a)(v), (B) any personal property of the Borrower, the Guarantor or such Subsidiary directly related or appurtenant to such Real Estate Assets and (C) if, and only if, the applicable Subsidiary that incurs such permitted Indebtedness and grants such liens on such Real Estate Assets and related personal property is a special purpose entity that owns only the Real Estate Assets and personal property that secure the applicable permitted Indebtedness, the outstanding equity interests of such Subsidiary, in each case that secure such Indebtedness and cover only the Real Estate Assets and personal property directly related or appurtenant to such Real Estate Assets so acquired and equity interests; and
            (viii) liens securing the payment of Indebtedness permitted by ss.8(a)(vi) hereof that encumber only the Real Estate Asset acquired with the initial proceeds of such Indebtedness;

                (c) make any Investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time, money market and demand deposits of United States Federal and state chartered banks having total assets in excess of $1,000,000,000,
            (iii) as long as no Default or Event of Default shall
            have occurred and be continuing or would result therefrom Investments consisting of (A) all of the issued and outstanding capital stock of, or equity interests in, a Subsidiary of the Borrower or (B) a majority of the capital stock of or equity interests in a Partially-Owned Real Estate Holding Entity, (iv) any other investments made by the Guarantor in the ordinary course of the Guarantor's business in a manner consistent with past practice if such investments qualify under Section 856(c)(5)(A) of the Code (or any successor regulation thereto), for purposes of inclusion in the "75% asset test" relating to the Guarantor's status as a REIT; provided, that the Guarantor may not make any investments in other REITs, unless such Investment in any single REIT does not exceed more than fifteen percent (15%) of the Guarantor's total assets, determined in accordance with GAAP and provided, further, that the aggregate value of all Investments under this subsection (c)(iv) shall not exceed at any time thirty percent (30%) of the total assets of the Guarantor, determined in accordance with the Code and the regulations promulgated thereunder, (v) investments in respect of Acquisition Properties or other Real Estate Assets acquired by the Borrower after the date hereof in accordance with the terms of this Agreement; (vi) intercompany loans provided by the Borrower to the Guarantor solely in connection with stock repurchase arrangements of the Guarantor; and (vii) such other investments as the Agent may from time to time approve in writing;

                (d) become party to a merger,  or to effect any  disposition  of any properties or assets other than by the Guarantor, the Borrower or any of their respective Subsidiaries in the ordinary course of their respective businesses as a REIT or as a Subsidiary of a REIT, or to purchase or otherwise acquire assets other than the acquisition of Acquisition Properties or other Real Estate Assets or the making of Investments in accordance with the terms hereof and the purchase of personal property in the ordinary course of their respective businesses;

                (e) (i) in the case of the Borrower, make (A) annual Distributions in excess of seventy-five percent (75%) of Funds from Operations or (B) any Distributions during any period when any Event of Default has occurred and is continuing or would result therefrom; provided, however, that the Borrower may at all times make Distributions to the extent (after taking into account all available funds of the Guarantor from all other sources) required in order to enable the Guarantor to continue to qualify as a REIT; and (ii) the case of the Guarantor, during any period when any Event of

            Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by the Guarantor in order to maintain its status as a REIT;

                (f) cause or permit (a) the occupancy for all Units in the Eligible Properties (under valid and enforceable Leases with bona fide, third party tenants) to be less than ninety percent (90%) of all such Units at any time or (b) the occupancy for all Units in any individual Eligible Property (under valid and enforceable Leases with bona fide, third party tenants) to be less than eighty percent (80%) of all such Units at any time; or

                (g) at any time cause or permit any of the Partnership Documents to be modified, amended or supplemented in any respect whatsoever, without (in each case) the express prior written consent or approval of the Agent, if such changes would affect the Guarantor's REIT status or otherwise materially adversely affect the rights of the Agent and the Banks hereunder or under any other Loan Document.

         Section 9. FINANCIAL COVENANTS. The Borrower and the Guarantor jointly and severally agree that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower and the Guarantor will not at any time:

                (a) cause or permit the outstanding principal amount of the Revolving Credit Loans to exceed sixty percent (60%) of the Fair Market Value of Eligible Properties; provided, that, the Borrower shall have the right to either (i) pay down the outstanding principal amount of the Revolving Credit Loans, or (ii) request in writing to the Agent to add to the Eligible Properties from additional Real Estate Assets on which all real estate due diligence requirements referred to in ss.2 hereof have been met and subject to the right of the Agents to approve or disapprove such request in accordance with ss.5 hereof, in each case in order to cure the Borrower's failure to comply with this ss.9(a) within the time period referred to in ss.12.1(c) hereof;

                (b) cause or  permit  the ratio of  Adjusted  EBITDA  calculated solely with respect to the Eligible Properties to Pro Forma Debt Service Charges to be less than 1.75 to 1.0;

                (c) cause or permit the ratio of EBITDA to Total Interest Expense of the Guarantor to be less than 2.0 to 1.0;

                (d) cause or permit  the ratio of  Operating  Cash Flow to Total
            Debt Service for the Guarantor to be less than 1.70 to 1.0;

                (e) cause or permit  Consolidated  Total  Liabilities  to exceed sixty percent (60%) of Consolidated Total Adjusted Asset Value;

                (f) cause or permit Secured Indebtedness to exceed forty percent
            (47%) of Consolidated Total Adjusted Asset Value;

                (g) cause or permit Recourse Indebtedness (other than Indebtedness to the Agent and the Banks arising under the Loan Documents or Indebtedness listed on Schedule 8(a)(vii) hereto) to exceed ten percent (10%) of Consolidated Total Adjusted Asset Value;

                (h) cause or permit  Tangible  Net Worth to be less than the sum of (a) $90,000,000 plus (b) ninety percent (90%) of the aggregate proceeds received by the Guarantor (net of fees and expenses customarily incurred in transactions of such type) in connection with any offering of stock, stock equivalents, partnership interests, or other, similar investment interests in the Guarantor;

                (i) cause or permit the aggregate  Budgeted  Renovation Costs of all Renovations to exceed fifteen percent (15%) of Consolidated Total Adjusted Asset Value; or

                (j) cause or permit the value of Unhedged Variable Rate Indebtedness to exceed thirty percent (30%) of Consolidated Total Adjusted Asset Value.

         Section 10. CONDITIONS TO THE CLOSING DATE. The obligations of the Banks to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

                    Section 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

                    Section 10.2. CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. The Agent shall have received (i) from the Borrower a copy, certified as of a recent date by a duly authorized officer of the Guarantor, in its capacity as general partner of the Borrower, to be true and complete, of the Agreement of Limited Partnership of the Borrower and any other agreement governing the rights of the partners of the Borrower, (ii) from the Guarantor a copy, certified as of a recent date by the appropriate officer of the State of Maryland to be true and correct, of the declaration of trust of the Guarantor and (iii) from each Additional Guarantor copies of such Additional Guarantor's Charter Documents, in each case along with any other organization documents of the Borrower or the Guarantor or the Additional Guarantors, as the case may be, and each as in effect on the date of such certification.

                    Section 10.3. BY-LAWS; RESOLUTIONS. All action on the part of the Borrower, the Guarantor and the Additional Guarantors necessary for the valid execution, delivery and performance by the Borrower, the Guarantor and the Additional Guarantors of this Agreement and the other Loan Documents to which any of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent. The Agent shall have received from the Guarantor, for itself and in its capacity as general partner of the Borrower and the Additional Guarantors, true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein and evidencing the due authorization, execution and delivery of the Loan Documents to which it and/or the Borrower or the Additional Guarantors is a party, each certified by the secretary as of a recent date to be true and complete.

                    Section 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from the Guarantor for itself and as general partner of the Borrower and the Additional Guarantors, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, the Guarantor and the Additional Guarantors, as the case may be, each of the Loan Documents to which the Borrower or the Guarantor or any of the Additional Guarantors is or is to become a party; (b) to make Loan and Conversion Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Borrower or the Guarantor or the Additional Guarantors, as applicable, under the Loan Documents.

                    Section 10.5. SURVEY AND TAXES. The Agent shall have received (a) a Survey of each of the Initial Eligible Properties, together with the applicable Surveyor Certificate, bearing dates acceptable to the Agent, and in form and substance acceptable to the Agent, and (b) evidence of payment of real estate taxes and municipal charges on the Initial Eligible Properties which are or will become due and payable on or before the Closing Date.

                    Section 10.6. TITLE INSURANCE; Title Exception Documents. The Agent shall have received the Title Policies. The Agent shall have received true and accurate copies of all documents listed as exceptions under each Title Policy.

                    Section 10.7. LEASES, SERVICE CONTRACTS AND OTHER DOCUMENTS. The Agent shall have received from the Borrower Lease Summaries, all material Service Agreements, and all Partnership Documents.

                    Section 10.8. ESTOPPEL AGREEMENTS. The Agent shall have received Estoppel Agreements in form and substance satisfactory to the Agent, in each case from each of the commercial tenants under the Leases which occupy more than 5,000 square feet of gross rentable area of any of the Eligible Properties.

                    Section 10.9. CERTIFICATES OF INSURANCE. The Agent shall have received (a) current certificates of insurance as to all of the insurance maintained by Borrower on the Initial Eligible Properties (including flood insurance if necessary) from the insurer or an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms and insurance binders naming the Agent as Mortgagee, loss payee and additional insured; (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (c) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may reasonably request.

                    Section 10.10. HAZARDOUS SUBSTANCE ASSESSMENTS. The Agent shall have received hazardous waste site assessment reports running in favor of the Agent and the Banks concerning Hazardous Substances (or the threat thereof) and asbestos with respect to the Initial Eligible Properties, dated as of a date satisfactory to the Banks, from environmental engineers acceptable to the Agent, such reports to be in form and substance satisfactory to the Agent and each of the Banks. The Agent shall have the right to obtain third-party review of the reports at the Borrower's expense.

                    Section 10.11. OPINION OF COUNSEL CONCERNING ORGANIZATION AND LOAN DOCUMENTS. Each of the Banks and the Agent shall have received favorable opinions addressed to the Banks and the Agent in form and substance satisfactory to the Banks and the Agent from counsel to the Borrower, the Guarantor, the Additional Guarantors and their respective subsidiaries.

                    Section 10.12. STRUCTURAL CONDITION ASSURANCES. The Agent and each of the Banks shall have received evidence satisfactory to the Agent and each of the Banks as to the good physical condition of the Buildings and that utilities and public water and sewer service is available at the lot lines of the Initial Eligible Properties and connected directly to the Buildings with all necessary Permits.

                    Section 10.13. PERMIT ASSURANCES; COMPLIANCE. The Agent shall have received evidence reasonably satisfactory to the Agent that (i) all activities being conducted on the Initial Eligible Properties which require federal, state or local Permits have been duly licensed and that such Permits are in full force and effect, and (ii) the Initial Eligible Properties are in compliance with all zoning, land use, environmental, architectural access, historical and building laws.

                    Section 10.14. GUARANTY. The Guaranty shall have been duly executed and delivered by the Guarantor. The Additional Guaranties shall have been duly executed and delivered by the Additional Guarantors.

                    Section 10.15. FINANCIAL ANALYSIS OF INITIAL ELIGIBLE PROPERTIES. Each of the Banks shall have completed to its satisfaction, a financial analysis of each Initial Eligible Property, which analysis shall include, without limitation, a review, with respect to each Initial Eligible Property, of (i) the most recent rent rolls, (ii) three (3) year historical and projected operating statements, (iii) cash flow projections, (iv) capital expenditure budgets (which shall be subject to the review and approval of each of the Banks), (v) market data, (vi) Lease Summaries, (vii) tenant financial statements, to the extent available for commercial tenants, and (viii) an aging of rent payments and rent payment histories for each tenant.

                    Section 10.16. INSPECTION OF ELIGIBLE PROPERTIES. The Agent and each Bank shall have completed to its satisfaction an inspection of the Initial Eligible Properties at the Borrower's expense.

                    Section 10.17. CERTIFICATIONS FROM GOVERNMENT OFFICIALS; UCC-11 REPORTS. The Agent shall have received (i) long-form certifications from government officials evidencing the legal existence, good standing and foreign qualification of the Borrower, the Guarantor and each of the Additional Guarantors, along with a certified copy of the certificate of limited partnership of the Borrower and the Additional Guarantors, all as of the most recent practicable date; and (ii) UCC-11 search results from the appropriate jurisdictions for the Borrower, the Guarantor and the Additional Guarantors.

                    Section 10.18. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in form and substance to each of the Banks and to the Agent's counsel, and the Agent, each of the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    Section 10.19. FEES. The Borrower shall have paid to the Agent, for the accounts of the Banks or for its own account, as applicable, all reasonable fees and expenses that are due and payable as of the Closing Date in accordance with this Agreement.

                    Section 10.20. CLOSING CERTIFICATE. The Borrower and the Guarantor shall have delivered a Closing Certificate to the Agent, the form of which is attached hereto as Exhibit F.

         Section 11. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Revolving Credit Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                    Section 11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT; COMPLIANCE CERTIFICATE. Each of the representations and warranties of the Borrower, the Guarantor and the Additional Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of each Revolving Credit Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and except to the extent that such representations and warranties relate expressly to an earlier date); and no Default or Event of Default under this Agreement shall have occurred and be continuing on the date of any Loan Request or on the Drawdown Date of any Revolving Credit Loan. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower as provided in ss.2.4(d)(iii).

                    Section 11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Agent or any Bank would make it illegal for any Bank to make such Loan.

                    Section 11.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.
                     ------------------------------------

                    Section 12.1. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur: (a) the Borrower shall fail to pay (i) when due and payable any principal of or interest on the Revolving Credit Loans or any Reimbursement Obligation or (ii) any other sum due under any of the Loan Documents within five (5) days following written demand for payment of the same; (b) the Borrower or the Guarantor shall fail to perform any term, covenant or agreement contained in ss.8 or ss.9 (other than the covenant set forth in ss.9(a) hereof); (c) the Borrower shall fail to perform the covenant set forth in ss.9(a) hereof and such failure shall continue for thirty (30) days after the Bank has given written notice of such failure to the Borrower pursuant to ss.18 hereof; (d) the Borrower or the Guarantor or any Additional Guarantor shall fail to perform any other term, covenant or agreement contained in the Loan Documents and such failure shall continue for thirty (30) days after the Bank has given written notice of such failure to the Borrower; provided, that if any such failure is of a nature that it cannot be corrected within such thirty
(30) day period but is capable of being  corrected  within an  additional  sixty
(60) day period, such failure shall not constitute an Event of Default hereunder so long as (i) the Borrower or the Guarantor or such Additional Guarantor, as applicable, institutes reasonable curative action within such initial period and diligently pursues such action to completion and (ii) such failure shall be fully cured within such additional sixty (60) day period; (e) any representation or warranty of the Borrower or the Guarantor or any Additional Guarantor in any of the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (f) the Borrower or the Guarantor or any Additional Guarantor shall be in default beyond the expiration of any applicable grace period under any environmental, financial or payment covenant set forth in any agreement or agreements evidencing Indebtedness owing to the Bank or any affiliates of the Bank or other Indebtedness in excess of $1,000,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, subject to any applicable period of grace; (g) any of the Loan Documents shall cease to be in full force and effect; (h) the Borrower, the Guarantor, any Additional Guarantor or any of their respective Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets,
(iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within thirty (30) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (i) the Borrower or the Guarantor or any Additional Guarantor shall be unable to pay its debts as they mature; (j) there shall remain undischarged for more than ten (10) days any final (beyond any applicable appeal period) judgment or execution action against the Borrower or the Guarantor or any Additional Guarantor (not covered by insurance reasonably satisfactory to the Agent) that, together with other outstanding claims (not covered by insurance reasonably satisfactory to the Agent) and execution actions against the Borrower or the Guarantor or such Additional Guarantor exceeds $1,000,000 in the aggregate; or (k) the Guarantor shall cease to be the general partner of the Borrower at any time:

         then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Revolving Credit Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; provided that in the event of any Event of Default specified in ss.12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent or action by the Banks or the Agent.

                    Section 12.2. TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in ss.12.1(h) or ss.12.1(i) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Revolving Credit Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Majority Banks may, by notice to the Borrower, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given such unused portion of the Total Commitment shall terminate immediately and the Banks shall be relieved of all further obligations to make Revolving Credit Loans. No such termination of the Total Commitment hereunder shall relieve the Borrower of any of the

Obligations or any of its existing obligations to any Bank arising under other agreements or instruments.

                    Section 12.3. REMEDIES. In the event that one or more Events of Default shall have occurred and be continuing, whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to ss.12.1, the Majority Banks may direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Banks under this Agreement, the Revolving Credit Notes, any or all of the other Loan Documents or under applicable law by suit in equity, action at law or other appropriate proceeding (including for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or any instrument pursuant to which the Obligations are evidenced and, to the full extent permitted by applicable law, the obtaining of the ex parte appointment of a receiver), and, if any amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right or remedy of the Agent and the Banks under the Loan Documents or applicable law. No remedy herein conferred upon the Banks or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

                    Section 12.4. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence and during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the Revolving Credit Loans, such monies shall be distributed for application as follows:

                (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Banks under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                (b) Second, to all other Obligations pro rata based upon the amount of the Obligations due each of the Agent and the Banks; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Majority Banks of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the State of Connecticut or any similar law; and

                (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         Section 13. SETOFF. Without demand or notice, during the continuance of any Event of Default, any deposits in any account (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch at which such deposits are held) in the possession of the Agent or a Bank, other than those accounts in the possession of First Union National Bank which relate to any currently existing secured financing between the Borrower and First Union National Bank, may be applied to or set off against the payment of the Obligations. Each of the Banks agrees with each other Bank that (a) if pursuant to any agreement between such Bank and the Borrower (other than this Agreement or any other Loan Document, an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than with respect to the Obligations, such amount shall be applied ratably to such other Indebtedness and to the Obligations, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Obligations by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, and Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it, or Reimbursement Obligations owed to it, its proportionate payment as contemplated by this Agreement;

provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Bank shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy or other recourse against the Borrower.

         Section 14. ENVIRONMENTAL MATTERS.
                     ---------------------

                    Section 14.1.  REPRESENTATIONS AND WARRANTIES. The Borrower,
the Guarantor, and each Additional Guarantor represent and warrant to the Agent and the Banks on the date hereof, on the date of any Revolving Loan Request and on each Drawdown Date of any Revolving Credit Loan that the Borrower, the Guarantor and each Additional Guarantor has caused environmental assessments to be conducted and/or taken other steps to investigate the past and present environmental condition and usage of the Real Estate Assets and the operations conducted thereon. Except as disclosed in the environmental assessments provided to the Agent pursuant to ss.10.10 and based upon such assessments and/or investigation, the Borrower, the Guarantor and each Additional Guarantor represent and warrant, to the best of their knowledge, that: (a) none of the Borrower, the Guarantor, any Additional Guarantor, any of their respective Subsidiaries or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged violation, of any Environmental Law, which violation or alleged violation (in writing) has, or its remediation would have, by itself or when aggregated with all such other violations or alleged violations, a Materially Adverse Effect, (b) none of the Borrower, the Guarantor, the Additional Guarantor or any of their respective Subsidiaries has received notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantor, any Additional Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; which event described in any such notice would have a Materially Adverse Effect, (c) (i) no portion of the Real Estate Assets has been used, from the time of ownership by the Borrower, the Guarantor, or an Additional Guarantor, as the case may be, for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Real Estate Asset except in accordance with applicable Environmental Laws, (ii) in the course of any activities conducted by the Borrower, the Guarantor, any Additional Guarantor, their respective Subsidiaries or to the knowledge of the Borrower, without any independent inquiry other than as set forth in the environmental assessments, the operators of the Real Estate Assets, or any ground or space tenants on any Real Estate Asset, no Hazardous Substances have been generated or are being used on such Real Estate Asset except in accordance with applicable Environmental Laws, (iii) there has been no present or past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate Assets from the time of ownership by the Borrower, the Guarantor or an Additional Guarantor, as the case may be, (iv) to the knowledge of the Borrower without any independent inquiry other than as set forth in the environmental assessments, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate Assets which, through soil or groundwater contamination, may have come to be located on such Real Estate Assets, and (v) any Hazardous Substances that have been generated by the Borrower, the Guarantor or any Additional Guarantor or any of their respective Subsidiaries at any of the Real Estate Assets have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws; any of which events described in clauses (i) through (v) above would have a Materially Adverse Effect, (d) by virtue of the use of the Revolving Credit Loans proceeds contemplated hereby, or as a condition to the effectiveness of any of the Loan Documents, none of the Borrower, the Guarantor, any Additional Guarantor or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement.

                    Section 14.2. ENVIRONMENTAL INDEMNITY AND COVENANTS.
                                  -------------------------------------

                (a) The Borrower,  the Guarantor,  and each Additional Guarantor jointly and severally agree that they will indemnify and hold the Agent and each Bank, and each of their respective Affiliates, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank (including all reasonable costs of legal representation incurred by the Agent or any Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Agent or any Bank is party thereto, but excluding, as applicable for the Agent or a Bank, any claim, expense, damage, loss or liability as a result of: (x) the gross negligence or willful misconduct of the Agent or such Bank or any of their respective Affiliates, or (y) any of the below events which first occur following the transfer or sale of the applicable Real Estate Asset to a party indemnified hereunder or to a bona fide third party purchaser; and the indemnity set forth herein shall not apply to any claim or loss arising after the date of purchase of a Real Estate Asset from the Borrower, the Guarantor, or an Additional Guarantor (as the case may be) by a subsequent owner who purchases such Real Estate Asset with the proceeds of loans made by the Agent or any Bank, unless such claim or loss was directly or indirectly caused by the Borrower, the Guarantor or the Additional Guarantor) relating to (a) any Release or threatened Release of Hazardous Substances on any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Real Estate or the operations conducted thereon; (c) the investigation or remediation of off-site locations at which the Borrower, the Guarantor, any Additional Guarantor or any of their respective Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances relating to Real Estate Assets (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property). In litigation, or the preparation therefor, the Bank and the Agent shall be entitled to select their own counsel and participate in the defense and investigation of such claim, action or proceeding, and the Borrower shall bear the expense of such separate counsel of the Agent and the Bank if (i) in the written opinion of counsel to the Agent and the Banks, use of counsel of the Borrower's choice could reasonably be expected to give rise to a conflict of interest, (ii) the Borrower shall not have employed counsel reasonably satisfactory to the Agent and the Lenders within a reasonable time after notice of the institution of any such litigation or proceeding, or (iii) the Borrower authorizes the Agent and the Bank to employ separate counsel at the Borrowers' expense. It is expressly acknowledged by the Borrower and the Guarantor that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Banks and their respective Affiliates, their respective successors, and their respective assigns under the Loan Documents permitted under this Agreement.

                (b) If the  Agent  has  reasonable  grounds  to  believe  that a
            Release has occurred with respect to any Eligible Property, whether or not a Default or an Event of Default shall have occurred, the Agent may obtain (provided the Borrower refuses to so obtain upon request of the Agent with a qualified consultant or expert approved by the Agent) one or more environmental assessments or audits of such Eligible Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent, which approval will not be unreasonably withheld, to evaluate or confirm (i) whether any Release of Hazardous Substances has occurred in the soil or water at such Eligible Property and (ii) whether the use and operation of such Eligible Property materially complies with all Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrowers, provided, however, such costs and expenses shall be reasonable in all respects.

                (c) The Borrower,  the Guarantor and each  Additional  Guarantor covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Eligible Properties owned by it or any of its Subsidiaries, such Borrower, Guarantor or Additional Guarantor will cause the prompt containment and removal of such Hazardous Substances and remediation of such Eligible Properties as necessary to comply with all Environmental Laws.

         Section 15. THE AGENT.
                     ---------

                    Section 15.1. AUTHORIZATION.

                (a) The Agent is  authorized  to take  such  action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee or fiduciary for any Bank.

                (b) The  Borrower,  without  further  inquiry or  investigation, shall, and is hereby authorized by the Banks to, assume that all actions taken by the Agent hereunder and in connection with or under the Loan Documents are duly authorized by the Banks. The Banks shall notify Borrower of any successor to Agent by a writing signed by Majority Banks, which successor shall be reasonably acceptable to the Borrower.

                    Section 15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan
Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

                    Section 15.3. NO LIABILITY. Neither the Agent, nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent may be liable for losses due to its willful misconduct or gross negligence.

                    Section 15.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Revolving Credit Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Guarantor or the Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in this Agreement, the other Loan Documents or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries or the Guarantor or any of the Subsidiaries or any tenant under a Lease or any other entity. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                    Section 15.5. PAYMENTS.

                (a) A payment by the  Borrower to the Agent  hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks, as provided herein or in any of the other Loan Documents. All such payments shall be made on the date received, if before 2:00 p.m., and if after 2:00 p.m., on the next Business Day. If payment is not made on the day received, the funds shall be invested by the Agent in overnight obligations, and interest thereon paid pro rata to the Banks.

                (b) If in the reasonable  opinion of the Agent the  distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in material liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that the Agent shall invest any such undistributed amounts in overnight obligations on behalf of the Banks and interest thereon shall be paid pro rata to the Banks. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails
            (i) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Bank's outstanding principal and its pro rata Commitment Percentage as provided in ss.2.1, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans. If not previously satisfied directly by the Delinquent Bank, a Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                    Section 15.6. HOLDERS OF REVOLVING CREDIT NOTES. The Agent may deem and treat the payee of any Revolving Credit Notes as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                    Section  15.7.  INDEMNITY.  The Banks  ratably and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.18), and liabilities of every nature and character arising out of or related to this Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

                    Section 15.8. AGENT AS BANK. In its individual capacity as a Bank, BankBoston, N.A. shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and any Letter of Credit Participation, as it would have were it not also the Agent.

                    Section 15.9. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a default, Default or an Event of Default, it shall (to the extent notice has not previously been provided) promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.15.9 it shall promptly notify the other Banks of the existence of such default, Default or Event of Default.

                    Section 15.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
(a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Agreement. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks (including any Bank which is not one of the Majority Banks) hereby agreeing to ratably and severally indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                    Section 15.11. SUCCESSOR AGENT. BankBoston, N.A., or any successor Agent, may resign as Agent at any time by giving written notice thereof to the Banks and to the Borrower. In addition, the Majority Banks may remove the Agent in the event of the Agent's willful misconduct or gross negligence. Any such resignation or removal shall be effective upon appointment and acceptance of a successor Agent, as hereinafter provided. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, provided that, unless a Default or an Event of Default shall have occurred and be continuing, the Borrower shall have the right to approve any successor Agent, which approval shall not be unreasonably withheld. If, in the case of a resignation by the Agent, no successor Agent shall have been so appointed by the Majority Banks and approved by the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint any one of the other Banks as a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement. After any Agent's resignation or removal hereunder as Agent, the provisions of this ss.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Agent agrees that it shall not assign any of its rights or duties as Agent to any other Person.

                    Section 15.12. NOTICES. Any notices or other information required hereunder to be provided to the Agent shall be forwarded by the Agent to each of the Banks on the same day (if practicable) and, in any case, on the next Business Day following the Agent's receipt thereof. The Agent's receipt of such notice shall be deemed to constitute receipt by the Banks of any such notice.

         Section 16.  ASSIGNMENT; PARTICIPATIONS; ETC.
                      -------------------------------

                    Section 16.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it and the Letter of Credit Participations held by it) and the Revolving Credit Notes held by it; provided that (a) the Agent and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrower each shall have the right to approve any Eligible Assignee, which approval shall not be unreasonably withheld, it being agreed that the Agent and the Borrower must approve or reject a proposed Eligible Assignee within seven
(7) days of receiving a written request from any Bank for such approval and if the Agent or the Borrower fails to respond within such seven (7) day period, such request for approval shall be deemed approved by the Agent or the Borrower, or both, as the case may be, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) subject to the provisions of ss.2.2 hereof, each Bank shall have at all times an amount of its Commitment of not less than $8,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an assignment and assumption, substantially in the form of Exhibit G hereto (an "Assignment and Assumption"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and thereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.16.3, be released from its obligations under this Agreement. Any such Assignment and Assumption shall run to the benefit of the Borrower and a fully executed copy of any such Assignment and Assumption shall be delivered by the Assignor to the Borrower.

                    Section 16.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto;
(b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and
(h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.

                    Section 16.3. REGISTER. The Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Revolving Credit Loans owing to, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

                    Section 16.4. NEW REVOLVING CREDIT NOTES. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Revolving Credit Notes subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning
Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Notes, a new Revolving Credit Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Assumption and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Notes to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be canceled and returned to the Borrower.

                    Section 16.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) unless a Default or an Event of Default shall have occurred and be continuing, the Borrower shall have approved such participant (such approval not to be unreasonably withheld), (b) each such participation shall be in an amount of not less than $8,000,000 (c) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and the Agent and the Bank shall continue to exercise all approvals, disapprovals and other functions of a Bank, and (d) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent.

                    Section 16.6. PLEDGE BY LENDER. Notwithstanding any other provision of this Agreement, any Bank at no cost to the Borrower may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

                    Section 16.7. NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without prior Unanimous Bank Approval.

                    Section 16.8. DISCLOSURE. The Borrower agrees that, in addition to disclosures made in accordance with standard banking practices, any Bank may, after written notice to the Borrower, disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Any such disclosed information shall be treated by any assignee or participant with the same standard of confidentiality set forth herein.

         Section 17. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other of the other Loan Documents may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or the other Loan Documents or the continuance of any default, Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks.

         Notwithstanding  the  foregoing,   Unanimous  Bank  Approval  shall  be
required for any amendment, modification or waiver of this Agreement that:

                              (i)  reduces  or  forgives  any  principal  of any
                    unpaid Revolving Credit Loan or any interest thereon (including any interest "breakage" costs) or any fees due any Bank hereunder, or permits any prepayment not otherwise permitted hereunder; or

                              (ii) changes the unpaid principal amount of, or the rate of interest on, any Revolving Credit Loan; or

                              (iii) changes the date fixed for any payment of principal of or interest on any Revolving Credit Loan (including, without limitation, any extension of the Maturity Date) or any fees payable hereunder; or

                              (iv) changes the amount of any Bank's Commitment (other than pursuant to an assignment permitted under ss.16.1 hereof) or increases the amount of the Total Commitment; or

                              (v) amends or otherwise  changes the definition of
                    the Borrowing Base, or the method of calculating such Borrowing Base; or

                              (vi) amends any of the covenants contained in ss.9
                    hereof; or

                              (vii) releases or reduces the liability of the Guarantor pursuant to the Guaranty; or

                              (viii) modifies any provision herein or in any other Loan Document which by the terms thereof expressly requires Unanimous Bank Approval; or

                              (ix)  amends  any  of  the  provisions   governing
                    funding contained in ss.2 hereof; or

                              (x) changes the rights,  duties or  obligations of
                    the Agent specified in ss.15 hereof (provided that no amendment or modification to such ss.15 or to the fee payable to the Agent under this Agreement may be made without the prior written consent of the Agent); or

                              (xi) changes the  definitions of Majority Banks or
                    Unanimous Bank Approval.

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or the Banks or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial to such right or any other rights of the Agent or the Banks. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         Section 18. MISCELLANEOUS. The Borrower and the Guarantor jointly and severally agree to indemnify and hold harmless the Agent and the Banks against all claims and losses of every kind arising out of the Loan Documents, including without limitation against those in respect of the application of Environmental Laws to the Borrower. The Borrower and the Guarantor shall pay to the Agent and the Banks promptly on demand all reasonable costs and expenses (including any taxes and legal appraisal, engineering and other professional fees, syndication fees and fees of its commercial finance examiner) incurred by the Agent and the Banks in connection with the preparation, negotiation, execution, amendment, syndication or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (a) be made in writing and by hand delivery or by registered or certified first class mail, and (b) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns (but neither the Guarantor nor the Borrower may assign its rights or obligations hereunder) and the Guarantor and the Borrower agree to cooperate and execute and deliver any and all agreements, documents and instruments reasonably required in connection with the terms hereof, including, without limitation, any documents reasonably required by any Bank in connection with the assignment by such Bank of any of its rights and remedies hereunder. No failure or delay by the Agent and the Banks to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN.

         Section 19. WAIVER OF JURY TRIAL. THE BORROWER AND THE GUARANTOR, AS AN INDUCEMENT TO THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, HEREBY WAIVE ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH ANY LOAN DOCUMENT.

         Section 20. PREJUDGMENT REMEDY WAIVER. THE BORROWER AND THE GUARANTOR ACKNOWLEDGE THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE BORROWER AND THE GUARANTOR

HEREBY WAIVE THEIR RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE AGENT AND THE BANKS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGE THAT THE BANK'S AND THE AGENT'S
ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. ss.52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGE AND RESERVE THEIR RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE AGENT AND THE BANKS ACKNOWLEDGE THE BORROWER'S AND THE GUARANTOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                            GROVE OPERATING, L.P.

                                            By: Grove Property Trust



                                            By: /s/ Joseph LaBrosse
                                               ---------------------------------
                                               Name:  Joseph LaBrosse
                                               Title:  Treasurer
                                               Address:  598 Asylum Avenue
                                               Hartford, Connecticut  06105
                                               Telephone:  (860) 520-4789
                                               Telecopy:   (860) 947-6960



                                            GROVE PROPERTY TRUST



                                            By: /s/ Joseph LaBrosse
                                               ---------------------------------
                                               Name:  Joseph LaBrosse
                                               Title:  Treasurer
                                               Address:  598 Asylum Avenue
                                               Hartford, Connecticut  06105
                                               Telephone:  (860) 520-4789
                                               Telecopy:   (860) 947-6960

                                            BANKBOSTON, N.A.
                                            individually and as Agent



                                            By: /s/ James F. St. Thomas
                                               ---------------------------------
                                               Name:  James F. St. Thomas
                                               Title:    Vice President
                                               Address:  One BankBoston Plaza
                                                         Providence, RI 02903
                                               Telephone:  (401) 278-7416
                                               Telecopy:   (401) 278-8006


                                            CITIZENS BANK OF RHODE ISLAND



                                            By: /s/ Craig E. Schermerhorn
                                               ---------------------------------
                                               Name:  Craig E. Schermerhorn
                                               Title: Vice President
                                               Address:   One Citizens Plaza
                                                          Providence, RI  02903
                                               Telephone: (401) 455-5425
                                               Telecopy:  (401) 282-4485

                                            FIRST UNION NATIONAL BANK



                                            By: /s/ David Hoagland
                                               ---------------------------------
                                               Name:   DAVID HOAGLAND
                                               Title:  VICE PRESIDENT
                                               Address:  Real Estate Capital
                                                         Markets Group
                                                         One First Union Center
                                                         6th Floor
                                                         Charlotte, NC  28288
                                               Telephone:  704  374-4809
                                               Telecopy:  (704) 383-6205

                                    Exhibit A
                                    ---------

                              Revolving Credit Note
                              ---------------------

             $                                                            Dated:
              ----------------
                                                                ----------------

                                               --------------, -----------------

         FOR VALUE RECEIVED, the undersigned GROVE OPERATING, L.P., a Delaware limited partnership, with a business address at 598 Asylum Avenue, Hartford, Connecticut 06105 (hereinafter referred to as "Maker"), promises to pay to the
order of                             , a                            (hereinafter
         ----------------------------    -------------------------
referred to as "Payee", Payee and any and all other holders of this Note being hereinafter collectively referred to as "Holder"), at the head office of BANKBOSTON, N.A. (the "Agent") at One BankBoston Plaza, Providence, Rhode Island
("Head  Office"),   the  principal  sum  of                                (U.S.
                                              ---------------------------
$                  ),  or so much of the  aggregate  Revolving  Credit Loans (as
 -----------------
hereinafter defined by reference) as may be advanced hereunder pursuant to that certain Revolving Credit Agreement (hereinafter referred to as the "Loan Agreement") of even date herewith made among Maker, Payee, the Agent and certain other financial institutions, together with interest as provided in this Note, as follows:

         From and after the date hereof (until maturity or default as hereinafter provided), interest shall accrue on the principal amount of this Note which is outstanding from time to time at the rates per annum provided for in the Loan Agreement. Interest shall be computed on the daily outstanding principal balance hereunder on the basis of a 360 day year, but shall accrue and be payable for the actual number of days during which funds are outstanding.

         The entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due under this Note and the Loan Agreement, shall be due and payable in full, unless sooner due and payable hereunder or under the Loan Agreement, on the Maturity Date (as defined by reference below).

         Notwithstanding any provisions in this Note, or in any instrument securing this Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by the laws of the State of Connecticut in effect on the date hereof, and any payment of same in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal indebtedness evidenced hereby, or, if same has been fully repaid, shall be deemed to be held by Holder as additional security for all remaining indebtedness of Maker to Holder and shall be repaid to Maker upon demand after all of such indebtedness has been fully paid. Any notation or record of Holder with respect to such required application which is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon the Maker or Holder.

         All sums payable under this Note shall be paid in immediately available funds in lawful money of the United States of America which shall be legal tender for public and private purposes at the time of such payment.

         All payments under this Note shall be made to Holder without set-off or counterclaim and free and clear of and without deduction on account of taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof unless Maker is required by law to make such deductions. If any such obligation is imposed upon Maker with respect to any amount payable by it hereunder, it will pay to Holder, on the date on which such amount becomes due and payable hereunder, such additional amount as shall be necessary to enable Holder to receive the same net amount which it would have received on such due date had no such obligation been imposed upon Maker.

         At the option of the Majority Banks (as defined herein by reference), the entire principal amount outstanding under this Note, together with all accrued interest thereon and all other sums due under this Note and the Loan Agreement, shall, without notice or demand, subject to ss.12 of the Loan
Agreement, become immediately due and payable in full, if any payment of principal or interest due under this Note is not paid when due, or if any other default or breach shall occur and continue beyond the expiration of any applicable grace or notice period under the terms or conditions of this Note, the Loan Agreement or any other document, instrument or agreement now or hereafter evidencing, securing or relating to the loan evidenced by this Note or affecting the Eligible Properties (as hereinafter defined by reference), which terms and conditions are hereby incorporated herein with the same force and effect as if herein set forth at length. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if Maker is in default hereunder. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or suit is brought hereon,

Maker shall pay Holder, in either case, all expenses and costs of collection, including, but not limited to, reasonable attorney's fees.

         If any payment of principal or interest due under this Note is not paid when due (whether at stated maturity, acceleration or otherwise) or if any Event of Default (as defined in the Loan Agreement) shall occur which, by the terms of this Note, would entitle the Majority Banks to declare this Note to be immediately due any payable (whether or not the Majority Banks exercise their option to so declare this Note to be immediately due and payable), then each such overdue payment or the entire unpaid principal balance of this Note, as the case may be, shall bear interest, from the date on which such overdue payment shall have become due and payable by Maker until payment in full (whether before or after judgment) or from the date of the occurrence of such Event of Default until such Event of Default is cured, at the interest rate set forth in ss.4.9 of the Loan Agreement, or if such increased rate of interest may not be collected under applicable law, then at the maximum increased rate of interest, if any, which may be collected from Maker under applicable law.

         Maker shall have the right to prepay this Note, in full or in part, in accordance with the Loan Agreement.

         From time to time, without affecting the obligation of Maker or any sureties, guarantors, endorsers, accommodation parties or other persons liable or to become liable on this Note to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without giving notice to or obtaining the consent of Maker or any such sureties, guarantors, endorsers, accommodation parties or other persons, and without liability on the part of Holder, Holder may, at the option of Holder, extend the time for payment of said outstanding principal balance, interest or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance or join in any extension or subordination agreement, and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder. No one or more of such actions shall constitute a novation.

         Presentment, notice of dishonor, protest and notice of protest are hereby waived by the Maker and all sureties, guarantors, endorsers and accommodation parties hereof and all other persons liable or to become liable on this Note. The Maker further waives any and all homestead and exemption rights under the laws and constitutions of the United States of America, the State of Connecticut and any other state. This Note shall be the joint and several obligation of the Maker and all sureties, guarantors, endorsers, accommodation parties and all other persons liable or to become liable on this Note, and shall be binding upon them and their heirs, legal representatives, successors and assigns, as applicable.

         All capitalized terms used herein without definition that are defined in the Loan Agreement shall have the same meanings herein as therein.

         THE MAKER ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE MAKER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE HOLDER MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE MAKER ACKNOWLEDGES THAT THE HOLDER'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. ss.52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE MAKER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE HOLDER ACKNOWLEDGES THE MAKER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         This Note shall be governed and construed in accordance with the laws of the State of Connecticut.

         The Maker hereby irrevocably and unconditionally (a) submits to personal jurisdiction in the State of Connecticut over any suit, action or proceeding arising out of or relating to this Note, and (b) waives any and all personal rights under the laws of any state (i) to the right, if any, to trial by jury, or (ii) to object to jurisdiction within the State of Connecticut or venue in any particular forum within the State of Connecticut. The Maker agrees that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by hand or by certified or registered mail, return receipt requested, directed to the Maker at the address set forth above, and service so made shall be complete when delivered or when delivery of the same is refused by the Maker. Nothing contained herein, however, shall prevent Holder from bringing any suit, action or proceeding or exercising any rights against any security and against the Maker, and against any property of the Maker, in any other state. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of Connecticut shall govern the rights and obligations of Maker and Holder hereunder or the submission herein made by the Maker to personal jurisdiction within the State of Connecticut.

         This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective heirs, legal representatives, successors and assigns, as applicable.

         IN WITNESS WHEREOF, the Maker has executed this Note under seal as of the date first above written.

                                        GROVE OPERATING, L.P.

                                        By:  GROVE PROPERTY TRUST,
                                             Its general partner duly authorized


                                             By:
                                                --------------------------------
                                                Joseph LaBrosse
                                                Its Treasurer

                                    Exhibit B
                                    ---------

                          Eligible Property Conditions
                          ----------------------------

     If the Borrower requests the Banks to consider any (proposed) Real Estate Asset as an Eligible Property, the Borrower shall furnish or make available to the Banks, for purposes of the Banks' consideration of such request, the following:

        (1)   At the time that the Borrower makes such request:

          (a) FINANCIAL ANALYSIS. Adequate information to permit the Banks to conduct a complete financial analysis of each proposed property, including a review of each such property's (i) most recent rent roll, (ii) 3-year historical operating statements, if available after reasonable efforts,
     (iii) cash flow projections, (iv) capital expenditure budgets, (v) market data, (vi) leases or other agreements that would constitute Leases if the property were an Eligible Property, including any separate agreements regarding concessions to or options for tenants, and lease summaries (in substantially the form of the Lease Summaries attached as Exhibit C to the Revolving Credit Agreement or in such other form as shall be reasonably acceptable to the Agent), (vii) commercial tenant financials, if available, and (viii) if available after reasonable efforts, aging of rent payments and rent payment histories for each commercial tenant if such property were an Eligible Property.

          (b) INSPECTION. The opportunity to inspect each proposed property.

          (c) ENVIRONMENTAL SITE ASSESSMENTS. An environmental site assessment report running in favor of the Banks, at the Borrower's sole expense, for each proposed property, such report to be in form and substance satisfactory to the Agent and each of the Banks. The environmental site assessment report must be dated no earlier than six (6) months prior to the date on which the property is proposed to become an Eligible Property.

          (d) CAPITAL EXPENDITURE BUDGET. A capital expenditure budget for the proposed property.

          (e) INSPECTING ENGINEER'S/ARCHITECT'S REPORT; STRUCTURAL CONDITION ASSURANCES. Unless such request is waived by the Agent, a satisfactory third party engineer's or architect's report prepared at the Borrower's expense in favor of the Banks for each proposed property dated no earlier than six (6) months prior to the date on which the property is proposed to become an Eligible Property.

        (2) Prior to the proposed property being accepted as a New Eligible Property (except as otherwise provided in clause (c)(ii) below), and as a condition to any funding in connection therewith, such other due diligence items (or satisfaction of other conditions) as the Agent or the Banks reasonably require, including, without limitation:

          (a)  If  applicable,   an  Additional  Guaranty  from  the  applicable
     Additional Guarantor in the form attached hereto as Schedule 1;

          (b) A copy of the Title Policy for such New Eligible Property and, upon the request of the Agent, a then current Title Policy Endorsement if such Title Policy was issued more than 90 days prior to the acceptance of the proposed property;

          (c) Evidence of compliance reasonably satisfactory to the Agent with respect to zoning and land use regulation compliance, including, without limitation, an opinion of counsel as required by the Agent.

          (d)  Estoppel   certificates,   in  form  and   substance   reasonably
     satisfactory to the Agent, from each commercial tenant under the Leases which occupies more than 5,000 square feet of gross rentable area; and

          (e) The items required to be delivered or conditions required to be met set forth in ss.10.2 and ss.10.3 (as to the Charter Documents of the applicable Additional Guarantor and the resolutions adopted by the Borrower or the applicable Additional Guarantor authorizing the transactions relating to the proposed New Eligible Property and the valid execution, delivery and performance by the Borrower of the documents delivered in connection therewith), ss.10.4, ss.10.5, ss.10.6, ss.10.7, ss.10.8,
     ss.10.9,  ss.10.10,  ss.10.11,  ss.10.12,  ss.10.16  and  ss.10.17  of  the
     Agreement, with respect to the proposed New Eligible Property.

     The items referred to in this paragraph (2), or copies or drafts thereof, as appropriate, shall be delivered to the Agent and the Banks a reasonable period of time prior to the requested funding date so as to afford the Banks a reasonable period of time in which to review the same, and in which to address to the Banks' satisfaction any issues raised therein or thereby.

     Unless otherwise defined herein, the terms used in this Exhibit B have the meanings described in the Revolving Credit Agreement to which it is an exhibit.

                             Schedule 1 to Exhibit B
                             -----------------------

                               UNLIMITED GUARANTY
                               ------------------

         GUARANTY,     dated    as    of                                      by
                                            ---------     ----,      ------
                           , a                        with a business address at
---------------------------    ----------------------
                                           (the   "Guarantor"),   in   favor  of
----------------------------------------
BANKBOSTON, N.A. and certain other financial institutions (collectively, the "Banks") and BankBoston, N.A., as agent for certain of the Banks (in such capacity, the "Agent"). In consideration of the Agent and the Banks' giving, in its discretion, time, credit or banking facilities or accommodations to Grove Operating, L.P. and its successors and assigns (collectively, the "Customer"), the Guarantor agrees as follows:

         1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Agent and the Banks the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Customer to the Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise) arising under or in connection with the Revolving Credit Agreement
dated           ,  1999 among the  Customer,  certain of the Banks and the Agent
       ---------
(the "Credit Agreement") or any document, agreement and instrument executed in connection therewith (collectively, the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or the Banks first attempt to collect any of the Obligations from the Customer or resort to any security or other means of obtaining their payment. Should the Customer default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Agent and the Banks, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Agent and the Banks on any number of occasions.

         2. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent and the Banks, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Agent or the Banks in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the interest rate set forth in the Credit Agreement; provided, that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         3. UNLIMITED GUARANTY. The liability of the Guarantor hereunder shall be unlimited.

         4. WAIVERS BY GUARANTOR; BANKS' FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Customer, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Customer; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation (including, without limitation, the release of the Guarantor); (v) the adequacy of any rights the Agent or any Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Agent or any Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or
(vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMER. If for any reason the Customer has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from such Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Customer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations and any and all obligations of the Customer to any affiliate of the Agent or any Bank, the Guarantor shall not exercise any rights against the Customer arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent or any Bank or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; until the payment and performance of all of the Obligations and any and all Obligations of the Customer to any affiliate of the Agent or any Bank, the Guarantor will not claim any set-off or counterclaim against the Customer in respect of any liability of the Guarantor to the Customer; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Agent or any Bank or any such affiliate. The payment of any amounts due with respect to any indebtedness of the Customer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Customer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Banks and be paid over to the Agent on behalf of the Banks on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         7. SECURITY; SET-OFF. The Guarantor hereby grants to the Agent and the Banks, as security for the full and punctual payment and performance of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Agent or any Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or any Bank to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Agent and each Bank are hereby authorized at any time and from time to time during the continuance of a Default or an event of Default, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Agent and the Banks shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         8. FURTHER ASSURANCES. The Guarantor agrees to do all such things and execute all such documents, including financing statements, which may be reasonably necessary or desirable to give full effect to this Guaranty and to protect and preserve the rights and powers of the Agent and the Banks hereunder.

         9. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the payment in full of the Obligations. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of any Customer, or otherwise, all as though such payment had not been made or value received.

         10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, and its respective heirs, trustees, successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, the Bank and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Agent and any Bank may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Agent and such Bank herein.

         11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent and the Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand, overnight mail or mailed first class certified mail postage prepaid, return receipt requested, addressed as follows: if to the Guarantor, at the address set forth beneath its respective signature hereto, and if to the Agent and the Banks, at One BankBoston Plaza, Providence, Rhode Island 02903, Attention: James
F. St. Thomas, or at such address as either party may designate in writing.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Connecticut. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of Connecticut or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the addresses specified in Section 12 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         15. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Guarantor hereby waives the Guarantor's right to a jury trial with respect to: (i) any action or claim arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder or the performance of such rights and obligations; and, (ii) any action or claim arising out of any dispute in connection with the Credit Agreement or any document, agreement or instrument executed in connection therewith (collectively, with the Credit Agreement and this Guaranty, the "Loan Documents"). Except as prohibited by law, the Guarantor hereby waives any right the Guarantor may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (a) certifies that no representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to give credit to such Customer by, among other things, the waivers and certifications contained herein.

         The Guarantor hereby further agrees that the following courts: (i) State Court-any state or local court of the State of Connecticut; and (ii) Federal Court-United States District Court for the District of Connecticut, or at the option of the Banks and the Agent, any court in which the Banks and the Agent shall initiate legal or equitable proceedings and which has subject matter and personal jurisdiction over the matter and parties in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between the undersigned and the Banks and the Agent pertaining directly or indirectly to the Loan Documents or to any matter arising therefrom. The Guarantor expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail, return receipt requested, addressed to the undersigned at the address set forth below. Should the Guarantor fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, the Guarantor shall be deemed in default and an order and/or judgment may be entered against the Guarantor as demanded or prayed for in such summons, complaint, process or papers.

         The exclusive choice of forum set forth in this Guaranty shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under the Loan Documents to enforce the same in any appropriate jurisdiction.

         16.   PREJUDGMENT   REMEDY  WAIVER;   OTHER   WAIVERS.   THE  GUARANTOR
ACKNOWLEDGES THAT THIS GUARANTY IS PART OF A COMMERCIAL TRANSACTION WITHIN THE MEANING

OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE GUARANTOR HEREBY WAIVES THE GUARANTOR'S RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE GUARANTOR ACKNOWLEDGES THAT THE AGENT'S AND THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. SECTION 52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE GUARANTOR ACKNOWLEDGES AND RESERVES THE GUARANTOR'S RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE AGENT AND THE BANK ACKNOWLEDGES THE GUARANTOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first appearing above.



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